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                                                                      Exhibit 23



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IKON Office Solutions, Inc. Retirement Savings Plan of our report dated October 15, 1997 (except for Note 8, as to which the date is October 27, 1997), with respect to the consolidated financial statements of IKON Office Solutions, Inc. incorporated by reference in its Annual Report (Form 10-
K) for the year ended September 30, 1997, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young LLP
                                            ---------------------------------
                                             ERNST & YOUNG



Philadelphia, Pennsylvania
March 11, 1998